EXHIBIT 10.11

UNANIMOUS CONSENT

OF THE EXECUTIVE COMMITTEE

OF THE BOARD OF DIRECTORS

OF

THE NEWARK GROUP, INC.

Dated as of November 23, 1999

The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Newark Group, Inc. (the “Company”), a New Jersey corporation, hereby unanimously consent to the adoption of the following resolution:

WHEREAS, the Company desires to recognize and reward the long and loyal service of Edward K. Mullen (“Executive”) as the chief executive officer of the Company and his contribution to the success and prosperity of the Company and further desires to encourage Executive to continue his employment by entering into a Death Benefit Agreement (the “Death Benefit Agreement”) with Executive to provide Executive with certain benefits in the event of Executive’s death while still employed by the Company;

NOW, THEREFORE, it is hereby RESOLVED, that the Company shall enter into a Death Benefit Agreement with Executive in the form of the Death Benefit Agreement attached hereto as Exhibit A.

/s/ Edward K. Mullen
Edward K. Mullen

/s/ Fred von Zuben
Fred von Zuben

/s/ Robert H. Mullen
Robert H. Mullen

/s/ Benedict M. Kohl
Benedict M. Kohl

Exhibit A

DEATH BENEFIT AGREEMENT

AGREEMENT, made and entered into on November 29, 1999 by and between The Newark Group, Inc. (the “Company”) and Edward K. Mullen (“Executive”);

W I T N E S S E T H

WHEREAS, Executive has been employed by the Company for more than 40 years and is currently the Chairman of the Company’s Board of Directors; and

WHEREAS, in consideration of Executive’s long-standing and valuable service to the Company and in order to induce Executive to remain in the employ of the Company, the Company desires to provide Executive with a death benefit as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration receipt of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1. In the event that Executive should die while employed by the Company, the Company shall pay to Executive’s surviving spouse, if any, a monthly amount equal to the sum of (i) l/12th of the annualized base salary that Executive was receiving from the Company as of the date of his death, plus (ii) l/60th of the total amounts paid to the Executive as bonuses with respect to the last five fiscal years of the Company last preceding the date of his death. Such monthly payments shall commence on or about the first day of the month following Executive’s death and continue to be paid on or about the first day of each month thereafter until the earlier of (i) the date of such surviving spouse’s death, or (ii) the payment of sixty (60) such monthly payments.

2. All payments made pursuant to this Agreement shall be subject to all income and other tax withholding requirements of applicable law.

3. All amounts payable pursuant to this Agreement shall be paid from the Company’s general assets. The Company shall not segregate or otherwise identify specific assets to be applied for the purposes of this Agreement. The liability of the Company with respect to the amounts payable hereunder shall be based solely upon the contractual obligations set forth herein and shall give rise only to a claim against the general assets of the Company.

4. This Agreement shall be binding upon the Company, its successors and assigns. In the event of the transfer or sale of all or substantially all of the assets of the Company, or the merger, consolidation or other reorganization of the Company with or into another corporation or entity, the Company shall require the purchaser, successor corporation, or entity, as the case may be, unconditionally to assume by a written agreement this Agreement and the obligations created hereunder.

5. Neither Executive nor Executive’s spouse may transfer, assign, alienate, anticipate, pledge or encumber all or any part of the benefits provided by this Agreement.

6. No amendment to this Agreement shall be effective unless in a written instrument signed by both parties.

7. The Company expressly acknowledges that an action to enforce this Agreement may be brought by Executive’s surviving spouse.

8. This Agreement shall be interpreted and enforced in accordance with the provisions of New Jersey law, except to the extent preempted by Federal law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:	THE NEWARK GROUP, INC.

/s/ Walter Holmes	By:	/s/ Fred G. von Zuben
Walter Holmes, Secretary		Fred G. von Zuben, President

WITNESS

/s/ Walter Holmes		/s/ Edward K. Mullen
Edward K. Mullen